UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008 (May 30, 2008)

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement

On May 30, 2008, Genesis Energy, L.P. completed two “drop-down” transactions with Denbury Onshore, LLC, (Denbury Onshore), a wholly-owned subsidiary of Denbury Resources Inc. (Denbury) and an affiliate of our general partner.  In connection with the completion of these transactions, we, through certain subsidiaries, entered into several agreements with Denbury Onshore, including the following:

•	Pipeline Financing Lease Agreement for the NEJD Pipeline.
•	Purchase and Sale Agreement for the Free State Pipeline.
•	Transportation Services Agreement for the Free State Pipeline.

Additionally, we amended and restated our credit agreement as discussed below.

Pipeline Financing Lease Agreement for the NEJD Pipeline
We entered into a twenty-year financing lease transaction with Denbury Onshore valued at $175 million and acquired certain security interests in Denbury’s North East Jackson Dome (NEJD) Pipeline System.  Under the terms of the Pipeline Financing Lease Agreement, Denbury Onshore will make quarterly base rent payments beginning August 30, 2008.  These quarterly rent payments are fixed at $5,166,943 per quarter or approximately $20.7 million per year (prorated for 2008) during the lease term at an interest rate of 10.25%.,We will reassign and release to Denbury Onshore all of our interests in the NEJD Pipeline at the end of such term for a nominal payment.  Denbury has guaranteed the payment obligations of Denbury Onshore under the Pipeline Financing Lease Agreement.

The NEJD Pipeline System is a 183-mile, 20” pipeline extending from the Jackson Dome, near Jackson, Mississippi, to near Donaldson, Louisiana, and is currently being used by Denbury for its Phase I area of tertiary operations in southwest Mississippi.  Denbury has the rights to exclusive use of the NEJD Pipeline System, will be responsible for all operations and maintenance on the system, and will bear and assume all obligations and liabilities with respect to the pipeline.  The NEJD transaction was funded with borrowings under our credit facility.

Purchase and Sale Agreement and Transportation Services Agreement for the Free State Pipeline
We purchased Denbury’s Free State Pipeline for $75 million, consisting of $50 million in cash, which we borrowed under our credit facility and $25 million in the form of 1,199,041 Genesis Energy, L.P. common units.  The number of common units issued was based on the average closing price of Genesis common units from May 28, 2008 through June 3, 2008.

The Free State Pipeline is an 86-mile, 20” pipeline that extends from Denbury’s CO2 source fields at the Jackson Dome, near Jackson, Mississippi, to Denbury’s oil fields in east Mississippi.  We entered into a twenty-year transportation services agreement to deliver CO2 on the Free State pipeline for Denbury’s use in it tertiary recovery operations.    Under the terms of the transportation services agreement, we are responsible for owning, operating, maintaining and making improvements to the pipeline.  Denbury has rights to exclusive use of the pipeline and is required to use the pipeline to supply CO2 to its current and certain of its other tertiary operations in east Mississippi.  The transportation services agreement provides for a $100,000 per month minimum payment plus a tariff based on throughput. Denbury has two renewal options, each for five years on similar terms.  Denbury has guaranteed the payment obligations of Denbury Onshore under the Purchase and Sale Agreement and Transportation Services Agreement.   Any sale by us of the Free State Pipeline and related assets or of our ownership interest in our subsidiary that holds such assets would be subject to a right of first refusal purchase option in favor of Denbury.

First Amended and Restated Credit Agreement
We also amended and restated our existing $500 million Senior Secured Revolving Credit Agreement dated November 15, 2006 between Genesis Crude Oil, L.P. and a syndicate of lenders.  The agreement included the necessary amendments to allow us to borrow the amounts necessary to fund the transactions with Denbury.  The remaining significant terms of the credit agreement did not change.  For more information about our credit agreement, see our 2007 annual report on Form 10-K.

The Pipeline Financing Lease Agreement, Purchase and Sale Agreement, Transportation Services Agreement and Amended and Restated Credit Agreement, each dated May 30, 2008, are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.  This report contains only a summary of certain provisions of such agreements and related documents.  This summary does not purport to be a complete summary of such agreements and related documents and is qualified by reference to those agreements.  Additionally, such agreements contain representations and warranties and other provisions that are qualified in many respects, including by reference to disclosure schedules that have not been filed.  Those representations and warranties were made to provide the parties thereto with specified rights and remedies and to allocate risks among those parties.  Accordingly, those representations and warranties should not be relied upon as business or operational information about any of the parties or their affiliates.

Item 2.01.  Completion of Acquisition or Disposition of Assets

As disclosed in Item 1.01 above, we completed the acquisition of the Free State Pipeline on May 30, 2008.

Item 3.02.  Unregistered Sales of Equity Securities

On June 4, 2008, we issued 1,199,041 of our common units to Denbury Onshore.   The units were issued at a value of $20.85 per unit, for a total value of $25 million as a portion of the consideration for the acquisition of the Free State Pipeline in Mississippi.  See description in Item 1.01 above.   As a result of this purchase, Denbury Onshore will hold 3.0% of our outstanding common units and our general partner will hold 7.2% of our outstanding common units.  This issuance of common units by us was completed on June 4, 2008 and was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

10.1	Pipeline Financing Lease Agreement by and between Genesis NEJD Pipeline, LLC, as Lessor and Denbury Onshore, LLC, as Lessee for the North East Jackson Dome Pipeline dated May 30, 2008.
10.2	Purchase and Sale Agreement between Denbury Onshore, LLC and Genesis Free State Pipeline, LLC dated May 30, 2008.
10.3	Transportation Services Agreement between Genesis Free State Pipeline, LLC and Denbury Onshore, LLC dated May 30, 2008
10.4
First Amended and Restated Credit Agreement dated as of May 30, 2008 among Genesis Crude Oil, L.P., Genesis Energy, L.P., the Lenders Party Hereto, Fortis Capital Corp., and Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P.
(A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as
General Partner

Date: June 5, 2008	By:	/s/ Ross A. Benavides
Ross A. Benavides
Chief Financial Officer